UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2022
JAMF HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)
(612) 605-6625
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2022, Jamf Holding Corp. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 12, 2022. The final voting results for each of the proposals submitted to a vote of the shareholders are set forth below.

Proposal 1 – Election of Directors

	FOR	WITHHOLD	BROKER NON-VOTE
Virginia Gambale	97,906,047	6,213,602	2,081,636
Charles Guan	96,785,827	7,333,822	2,081,636
Dean Hager	97,595,356	6,524,293	2,081,636
Martin Taylor	91,430,130	12,689,519	2,081,636

Proposal 2 - Advisory Vote on Frequency of Future Advisory Votes on the Compensation of Named Executive Officers

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE
103,946,671	6,098	92,470	74,410	2,081,636

In accordance with the recommendation of the Company’s Board of Directors and based on the results of the advisory vote reported above, the Company intends to hold an advisory vote on the compensation of its named executive officers every year until the next required advisory vote on the frequency of holding such advisory votes on named executive officer compensation, or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the Company’s shareholders.

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN
105,841,783	281,011	78,491

No other matters were brought before the Annual Meeting and no other votes were held.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.
Date: May 25, 2022	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer